As filed with the Securities and Exchange Commission on September 15, 2022

Registration No. 333-267362

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WETRADE GROUP INC.
(Exact name of registrant as specified in its charter)

Wyoming	N/A	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Translation of Registrant’s Name into English)	(I.R.S. Employer Identification No.)

Room 101, Level 1 Building 8,

No 18, Kechuang 10th Street,

Beijing Economic and Technological Development Zone

Beijing City, People Republic of China 100020

+86-135-011-76409

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

+1-212-588-0022 – telephone

+1-212-826-9307 – facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-267362), originally filed by WeTrade Group Inc. on September 9, 2022 (the “Registration Statement”). The sole purpose of this Amendment is to include Exhibit 4.2, the Form of Indenture, on the Exhibit Index hereto. Accordingly, this Amendment consists only of the cover page of the Registration Statement, this Explanatory Note, the Exhibit Index to the Registration Statement, the signature pages and Exhibit 4.2 filed herewith. This Amendment does not modify any provision of the prospectus contained in Part I or the balance of Part II of the Registration Statement.

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Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act, as indicated in parentheses:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation of WeTrade Group Inc., filed as Exhibit 3.1 to the Form 10-K submitted on April 14, 2022 and is incorporated herein by reference
3.2	Articles of Amendment of Articles of Incorporation of WeTrade Group Inc., filed as Exhibit 3.2 to the Form 10-K submitted on April 14, 2022 and is incorporated herein by reference
3.3	Bylaws of WeTrade Group Inc., filed as Exhibit 3.3 to the Form 10-K submitted on April 14, 2022 and is incorporated herein by reference
4.1*	Form of Common Stock Certificate
4.2+	Form of Indenture
4.3*	Form of Debt Securities
4.4*	Form of Warrant Agreement (including Warrant Certificate)
4.5*	Form of Unit Agreement (including unit certificate)
4.6*	Form of Rights Agreement (including rights certificate)
4.7*	Form of Share Purchase Contract
4.8*	Form of Share Purchase Unit
5.1	Opinion of Ortoli Rosenstadt LLP, filed as Exhibit 5.1 to the Form S-3 filed on September 9, 2022 and is incorporated herein by reference.
23.1	Consent of TAAD LLP, filed as Exhibit 23.1 to the Form S-3 filed on September 9, 2022 and is incorporated herein by reference.
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the registrant, as trustee under any new indenture.
107	Filing Fee Table, filed as Exhibit 107 to the Form S-3 filed on September 9, 2022 and is incorporated herein by reference.

+	Filed herewith

*

To be filed, if applicable, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

**	If applicable, to be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on September 15, 2022.

WETRADE GROUP Inc.

By:	/s/ Pijun Liu
Pijun Liu
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Kean Tat Che
Kean Tat Che
Chief Financial Officer
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Zheng Dai	Chairman of the Board	September 15, 2022
Zheng Dai

/s/ Pijun Liu	Chief Executive Officer and Director	September 15, 2022
Pijun Liu	(Principal Executive Officer)

/s/ Kean Tat Che	Chief Financial Officer, Secretary and Director	September 15, 2022
Kean Tat Che	(Principal Financial Officer and Principal Accounting Officer)

/s/ Grace Li	Director	September 15, 2022
Grace Li

/s/ Biming Guo	Director	September 15, 2022
Biming Guo

/s/ Daxue Li	Director	September 15, 2022
Daxue Li

/s/ Yuxing Ye	Director	September 15, 2022
Yuxing Ye

/s/ Hung Fai Choi	Director	September 15, 2022
Hung Fai Choi

/s/ Ning Qin	Director	September 15, 2022
Ning Qin

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